Exhibit 99.1

The Carlyle Group

News Release

For Immediate Release

March 19, 2019

The Carlyle Group Names Christopher Finn Chief Operating Officer

23-Year Carlyle Veteran Will Lead Operational Functions Across Global Platform

Washington, DC – Global investment firm The Carlyle Group (NASDAQ: CG) today announced that effective immediately, Christopher Finn has become Chief Operating Officer and in his new role will lead Carlyle’s operational functions across the firm’s global platform.

“As a 23-year Carlyle veteran, Chris’s proven leadership, reliability and strong record of accomplishment make him the ideal person to lead our day to day operations,” said Carlyle’s Co-Chief Executive Officers, Kewsong Lee and Glenn Youngkin. “He has been instrumental in driving higher efficiency across the firm through executing key global operational improvements, and we look forward to him building on this foundation.”

Mr. Finn said, “I am excited to continue building out our end to end investing and support platform to create lasting value for our limited partners, unitholders and employees. I am honored to be a part of this talented Carlyle team.”

Mr. Finn joined Carlyle in 1996 and has served in a variety of leadership roles including spearheading the firm’s expansion into Europe as Managing Director, International, in London. He served as Chief Operating Officer of Carlyle’s Corporate Private Equity and Global Credit business segments; and became Global Head of Operations, in January 2018.

Prior to joining Carlyle, Mr. Finn served as Executive Vice President of the Overseas Private Investment Corporation (OPIC), the U.S. Government agency that provides financing to U.S. investors in the developing world. Mr. Finn is an honors graduate of Harvard College. Mr. Finn has been a member of the Board of Directors for multiple Carlyle portfolio companies, including European buyout, technology, and real estate investments.

About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across four business segments: Corporate Private Equity, Real Assets, Global Credit and Investment Solutions. With $216 billion of assets under management as of December 31, 2018, Carlyle’s purpose is to invest wisely and create value on behalf of our investors, portfolio companies and the communities in which we live and invest. The Carlyle Group employs more than 1,650 people in 31 offices across six continents.

Web: www.carlyle.com

Videos: www.youtube.com/onecarlyle

Tweets: www.twitter.com/onecarlyle

Podcasts: www.carlyle.com/about-carlyle/market-commentary

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 13, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

This release does not constitute an offer for any Carlyle fund.

Contact:

Devin Broda

Sard Verbinnen & Co.

+1 (212) 687-8080

Carlyle-SVC@sardverb.com

##